UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 5, 2005

Adobe Systems Incorporated
(Exact name of Registrant as specified in its charter)

Delaware	0-15175	77-0019522
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

345 Park Avenue
San Jose, California 95110-2704
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (408) 536-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On October 5, 2005, Adobe Systems Incorporated announced that the following individuals have stated their intention to resign as executive officers of Adobe: Theresa Townsley, Senior Vice President, Human Resources, and Bryan Lamkin, Senior Vice President, Digital Imaging and Video Business Unit, effective as of December 31, 2005; and Ivan Koon, Senior Vice President, Intelligent Documents Business Unit, effective as of December 2, 2005, the end of Adobe’s current fiscal year.

Adobe also announced that, subject to the closing of Adobe’s acquisition of Macromedia, Inc., it is anticipated that the individuals below will join Adobe’s management team in the following capacities:

•                  Stephen Elop, President of Worldwide Field Operations

•                  Tom Hale, Senior Vice President, Knowledge Worker Solutions Business Unit

•                  Kevin Lynch, Senior Vice President and Chief Software Architect

•                  David Mendels, Senior Vice President, Enterprise and Developer Solutions Business Unit

•                  Al Ramadan, Senior Vice President, Mobile and Device Solutions Business Unit

Adobe expects the acquisition to close in Fall 2005, subject to the receipt of appropriate regulatory approvals and the satisfaction of other closing conditions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADOBE SYSTEMS INCORPORATED

Date: October 5, 2005	By:	/s/ MURRAY J. DEMO
Murray J. Demo Executive Vice President and Chief Financial Officer